Exhibit 10.72

THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 14, 2013, among KID BRANDS, INC., a New Jersey corporation (the “Lead Borrower”), the Persons named on Schedule 1.01 to the Credit Agreement referred to below (collectively, together with the Lead Borrower, the “Borrowers”), the Persons named on Schedule 1.02 to the Credit Agreement referred to below (collectively, the “Guarantors”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and SALUS CAPITAL PARTNERS, LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).

RECITALS

A. The Borrowers, the Guarantors, the Lenders and the Agent are party to that certain Credit Agreement dated as of December 21, 2012, as amended pursuant to that certain First Amendment to Credit Agreement dated as of April 16, 2013, that certain Second Amendment to Credit Agreement dated as of May 16, 2013, and those certain letter agreements (collectively, the “Letter Agreements”)dated as of August 13, 2013, September 12, 2013, September 19, 2013 and October 3, 2013 (and as further amended, supplemented, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Agent and Lenders agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to the Borrowers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

B. The Borrowers and Guarantors have requested that the Agent and the Lenders (i) waive the Defaults and Events of Default arising due to a breach of Sections 7.15(a) and 7.15(b) of the Credit Agreement and (ii) make certain changes to the Credit Agreement regarding the financial covenants as set forth herein. The Agent and the Lenders are willing to provide such waiver and make such changes to the Credit Agreement, but only on the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrowers, the Guarantors, the Lenders and the Agent hereby agree as follows:

1. RATIFICATION AND REAFFIRMATION OF OBLIGATIONS AND LIENS.

(a) Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Obligations (including, without limitation, all Obligations under Section 2.09 of the Credit Agreement) and of the Credit Agreement and the other Loan Documents, and agrees that its obligations under the Credit Agreement, the other Loan Documents and this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the respective terms thereof. Each Loan Party further acknowledges and agrees that all payments to be made by such Loan Party under the Credit Agreement shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Each Loan Party hereby ratifies and reaffirms all of the liens and security interests heretofore granted pursuant to the Credit Agreement and the other Loan Documents (except solely with respect to the Trademark Collateral, as defined in, and released by the Agent pursuant to, the Release of Trademark Security Interest dated July 24, 2013) as collateral security for the Obligations incurred pursuant to the Credit Agreement and the other Loan Documents.

2. LIMITED WAIVER. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrowers herein contained, effective upon the satisfaction of the conditions precedent set forth in section 4 below, the Agent and the Lenders hereby waive: (A) the requirement that the Borrowers be in compliance with (i) the financial covenant, regarding Minimum Consolidated EBITDA, set forth in Section 7.15(a) of the Credit Agreement, for the trailing twelve-month periods ending on each of September 30, 2013 and October 31, 2013 and (ii) the financial covenant regarding the Consolidated Fixed Charge Coverage Ratio, set forth in Section 7.15(b) of the Credit Agreement, for the Fiscal Quarter ended September 30, 2013; and (B) any Default or Event of Default resulting from any non-compliance with such covenants for the periods set forth above. The foregoing limited waiver is limited to the specific waivers set forth in this section 2 and is not a commitment or agreement to grant any waiver in the future.

3. AMENDMENTS TO CREDIT AGREEMENT.

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following defined terms:

“Gross Sales Report” means, with respect to any Fiscal Month, a sales report indicating gross sales figures for the immediately preceding completed fiscal month, prepared by the Lead Borrower in the form attached to the Third Amendment as Exhibit A.

“Third Amendment” means the Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date among the Borrowers, the Guarantors, the Agent and the Lenders party thereto.

“Third Amendment Effective Date” means as of November 14, 2013.

(b) Section 1.01 (Defined Terms) of the Credit Agreement hereby is amended by deleting the definition of “Loan Documents” appearing therein and inserting in lieu thereof the amended definition set forth below:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Letter Agreements, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Security Documents, each Facility Guaranty and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Agent or any of its Affiliates, each as amended and in effect from time to time.

(c) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by : (i) deleting the phrase “for purposes of calculating the financial covenants set forth in Section 7.15” from clause (xii) of the definition of Consolidated EBITDA; and (ii) deleting the following defined terms: Availability Trigger Event; Expense Ratio Trigger Event; Consolidated Fixed Charge Coverage Ratio; and Debt Service Charges.

(d) Notwithstanding anything to the contrary in the Credit Agreement (including, but not limited to, the definitions of “Availability”, “Total Outstandings” and “Outstanding Amount”), solely for the purpose of calculating Availability under Section 7.15(a) for any Fiscal Month during the period commencing on December 1, 2013 and ending on February 28, 2014, Total Outstandings shall be adjusted to exclude the effect of any borrowings (but solely to the extent that such borrowings occur earlier than the Fiscal Month that such borrowing are projected to occur as set forth in the Business Plan) used to pay: (i) start up costs (in the aggregate amount not to exceed $1,500,000) to National Distributions Centers, L.P. (“NDC”) required under the Operating Services Agreement between NDC and the Lead Borrower; and (ii) the security deposit (in an amount not to exceed $360,000) required in connection with the lease of new office space by the Lead Borrower and LaJobi. For purposes of clarity, any borrowings under the Credit Agreement used to fund the Borrowers’ payment requirements described in clauses (i) and (ii) above shall not be included in the calculation of “Total Outstandings” or “Outstanding Amounts” solely for purposes of determining Availability under Section 7.15(a) of Credit Agreement for the periods described above (and shall, for the avoidance of doubt, be included in the calculation of “Availability”, “Total Outstandings” and “Outstanding Amounts” for all other purposes, including, without limitation, for the purpose of determining whether an Overadvance exists).

(e) Section 6.02 of the Credit Agreement is hereby amended to add the following subsection (m) and (n) (and the word “and” following subsection (k) is hereby moved to follow subsection (m) and the period at the end of subsection (l) is replaced with a semicolon):

(m) on the seventh Business Day of each month, a Gross Sales Report covering the immediately preceding completed fiscal month, certified as prepared in good faith and based upon information available to the Borrowers at the time delivered; and

(n) notwithstanding any provisions to the contrary set forth in this Agreement (or any Loan Document), on or before December 16, 2013, (i) a Business Plan for the Borrowers’ 2014 fiscal year, and (ii) on or prior to execution of the Third Amendment, an updated Business Plan with respect to November and December 2013 (the “2013 Update”), such 2013 Update to be prepared on a basis consistent with the methodology to be used for the 2014 Business Plan.

(f) Section 7.15 (Financial Covenants) of the Credit Agreement hereby is amended by deleting such Section in its entirety and replacing it with the following:

7.15 Business Plan Covenants.

(a) Permit the average daily Availability for any Fiscal Month, commencing with the Fiscal Month ending on November 30, 2013 and for all Fiscal Months thereafter, calculated under, or in accordance with, the Agent’s loan accounting system, to be more than fifteen percent (15%) less than the Availability projected for the last day of such Fiscal Month (tested on the last day of such month) in the Business Plan most recently delivered to the Agent (as set forth in paragraph (c) below).

(b) Permit gross sales for the trailing three-month period, calculated as of the last day of each Fiscal Month, commencing with the Fiscal Month ending on November 30, 2013 and for all Fiscal Months thereafter, to be more than fifteen percent (15%) less than the gross sales projected for such trailing three-month period ending as of the end of each such Fiscal Month in the most recently delivered Business Plan (as set forth in paragraph (c) below).

(c) For the avoidance of doubt, with respect to the covenant testing periods ending on each of November 30, 2013 and December 31, 2013, the projections included in the 2013 Update (which is hereby deemed acceptable to the Agent in its Permitted Discretion) shall be used to determine covenant compliance for such testing periods. With respect to all covenant testing periods in 2014, the projections included in the 2014 Business Plan delivered to the Agent pursuant to Section 6.02(n) shall be used to determine covenant compliance for such testing periods, and for testing periods beyond 2014, the projections included in the Business Plan most recently delivered to the Agent pursuant to Section 6.01(d) for such periods shall be used to determine compliance for such testing periods.

4. CONDITIONS TO EFFECTIVENESS; POST EFFECTIVE DATE COVENANTS OF THE LOAN PARTIES. This Amendment shall become effective only upon the satisfaction of all of the conditions precedent set forth in clauses (a) and (b) below:

(a) The Agent shall have received this Amendment, duly executed by each Loan Party and the Lenders; and

(b) The Lead Borrower shall have paid in full all invoiced Credit Party Expenses in connection with the preparation, execution, delivery and administration of this Amendment. The fees and expenses described in this clause (b) shall be fully earned and payable as of the Third Amendment Effective Date, and no portion thereof shall be refunded or returned to the Lead Borrower or any other Loan Party under any circumstances.

5. REPRESENTATIONS AND WARRANTIES. Each Loan Party represents, warrants and covenants that:

(a) The execution, delivery and performance of this Amendment and the other Loan Documents, and the transactions contemplated hereunder and thereunder, are all within such Loan Party’s powers, have been duly authorized and do not and will not (i) contravene the terms of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Contract or any Material Indebtedness to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Laws;

(b) After giving effect to this Amendment, no event or circumstance has occurred and is continuing that constitutes a Default or an Event of Default;

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents were true and correct in all material respects as of the date made and, except to the extent that such representations and warranties relate expressly to an earlier date, remain true and correct in all material respects as of the date hereof (provided, that in the case of any representation and warranty qualified by materiality, such representation and warranty shall be true and correct in all respects (after giving effect to such materiality qualification)); and

(d) Such Loan Party has read and fully understands each of the terms and conditions of this Amendment and is entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection and not in reliance upon any representations, warranties or agreements made by the Agent or any Lender and not set forth in this Amendment.

6. RELEASE. In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, Affiliates, trustees, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.

7. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and each other Loan Document shall remain in full force and effect. This Amendment, the Credit Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9. NO THIRD PARTIES BENEFITED. This Amendment is made and entered into for the sole benefit of the Borrowers, the Guarantors, the Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Amendment, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

11. SEVERABILITY. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

KID BRANDS, INC., as the Lead Borrower

By:	/s/ Kerry Carr
Name:	Kerry Carr
Title:	EVP, COO & CFO

KIDS LINE, LLC
SASSY, INC.
I & J HOLDCO, INC.
LAJOBI, INC.
COCALO, INC.
RB TRADEMARK HOLDCO, LLC, each as a Borrower

By:	/s/ Kerry Carr
Name:	Kerry Carr
Title:	Vice President

SALUS CAPITAL PARTNERS, LLC,
as Administrative Agent and as Collateral Agent and a Lender

By:	/s/ Matthew T. O’Rourke
Name:	Matthew T. O’Rourke
Title:	Vice President

Exhibit A

Kid Brands, Inc.

Gross sales for month ended:

Soft Home US

LaJobi

Sassy

International

Total